                                                                      EXHIBIT 3


                            JOINT FILING AGREEMENT


        In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock of Manor Care, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.


Dated: June 19, 1998                 HEALTH CARE AND RETIREMENT CORPORATION

                                     By: /s/ R. Jeffrey Bixler
                                         --------------------------------
                                     Name: R. Jeffrey Bixler
                                     Title: Vice President and General
                                            Counsel


                                     CATERA ACQUISITION CORP.

                                     By: /s/ R. Jeffrey Bixler
                                         --------------------------------
                                     Name: R. Jeffrey Bixler
                                     Title: Vice President and Secretary